Exhibit 10.6

[Translation of Chinese original]

Trademark Licensing Agreement

Licensor (Party A): Novel-Tongfang Information Engineering Co., Ltd.

Licensee (Party B): Beijing Novel-Tongfang Digital TV Technology Co., Ltd.

Pursuant to Article 40 of the Trademark Law of People’s Republic of China and Article 43 in the Implementation Provisions of the Trademark Law, Party A and Party B enter into this Trademark Licensing Agreement under the principles of free will and good faith after friendly consultations.

I.	Party A is the owner of the following registered trademarks:

1.	The “Novel-Tongfang” trademark with the No. 3007831, Class 9,

Registration effective term: To 02/20/2013

2.	The “Novel-Tongfang” trademark, No. 3007830, Class 38,

Registration effective term: To 03/06/2013

3.	The “Novel-Tongfang” trademark, No. 3007829, Class 42,

Registration effective term: To 01/20/2013

4.	The “graphic” trademark, No. 3013132, Class 9,

Registration effective term: To 02/20/2013

5.	The “graphic” trademark, No. 3013131, Class 38,

Registration effective term: To 03/06/2013

6.	The “graphic” trademark, No. 3013130, Class 42,

Registration effective term: To 01/27/2013

7.	The “NOVEL-TONGFANG” trademark, No. 3007984, Class 9,

Registration effective term: To 02/20/2013

8.	The “NOVEL-TONGFANG” trademark, No. 3007983, Class 38,

Registration effective term: To 03/06/2013

9.	The “NOVEL-TONGFANG” trademark, No. 3007832, Class 42,

Registration effective term: To 01/20/2013

Party A hereby permits Party B to use the above-listed trademarks in its duly registered products and services.

II.	The license term for each trademark shall be the period from June 1, 2004 to the expiration day of each trademark’s effective registration term. Upon the expiration of any trademark’s license term, Party A and Party B may enter into a separate agreement to renew the trademark license if necessary.

III.	Party A shall have the right to supervise over the quality of any of Party B’s products using Party A’s trademarks, while Party B shall ensure the quality of its products using such trademarks.

IV.	Party B shall clearly label on any of its products using Party A’s trademarks its company name and the manufacture place.

V.	Party B may not change any of the texts, graphics or other designs on Party A’s trademarks without Party A’s consent, nor use such trademarks on any products beyond the licensed range.

VI.	Party B may, if authorized by Party A, re-license Party A’s trademarks to any third parties.

VII.	Party B may prepare trademark designs by itself based on Party A’s requirements. Any trademark designs provided by Party B shall be in full correspondence with the trademark shown on the trademark registration certificate.

VIII.	If Party A finds that Party B has use the above-listed trademarks in any inappropriate way, Party A shall have the right to terminate the license at any time.

IX.	Party A shall also reserve the right to terminate any license at any time, provided that it shall notify Party B of the termination in writing six months in advance if it decides to terminate such license. Party A shall not be liable for any consequences resulted from the termination of such license.

X.	Subject to all provisions hereinabove, Party A agrees to permit Party B to use the above-listed trademarks without any charge. Both Parties may enter into other separate agreements for any other specific matters.

Trademark Licensor (Party A): Novel-Tongfang Information Engineering Co., Ltd.

Corporate address: Shishan Software Science & Technology Park Venture Center Tower A, 1/F,

Nanhai District, Foshan, Guangdong.

Legal Representative (Seal):	/s/ Hua Guo
Date: [blank]

Trademark Licensee (Party B): Beijing Novel-Tongfang Digital TV Technology Co., Ltd.

Corporate address: Jingmeng Hi-Tech Building B, Room 402, No.5- 2, Shangdi East Road, Haidian District, Beijing

Legal Representative (Seal):	/s/ Jianhua Zhu
Date: [blank]